Exhibit 99.2

May 10, 2002

Dear Valued Shareholders of Summus, Inc. (USA):

This letter highlights our progress in meeting our business goals, capital raising, and enhancing shareholder value.  We will strive to continue the effort of a monthly update to keep you apprised of the Company’s progress.

Summus continues to execute according to the strategies outlined in our April shareholder letter.

LAUNCH OF exego™

I am extremely excited about our recently announced launch of exego on the Verizon Wireless network.  Verizon has positioned exego in its own category in the BREW™ catalog.  exego will be listed under the “My Media” folder, and it will be the only application in this category.  This is important since it will greatly enhance our ability to market and brand exego and, indirectly, “Powered by Bluefuel™.”   I anticipate that we will start to see a revenue stream from the exego service by the end of the second quarter and growing throughout the remainder of the year.  This is truly an exciting time for the Company.  To reach this point has taken longer than anticipated with very rigorous testing and interaction with QUALCOMM and Verizon, but we can now focus on delivering a really compelling application to the mobile and wireless market.

Our plans do not stop with one success; we are aggressively pursuing other carriers to expand our subscriber base as quickly as possible.   In addition, we are working on promoting our BlueFuel platform to leverage the growing developer community in the mobile and wireless market.   We are working closely with Verizon on several other opportunities to add value to its product offerings.  We are in the process of defining requirements and formulating proposals for those applications and anticipate development and rollout(s) prior to the end of 2002.

GUIDANCE LETTER

To provide insight to shareholders on what the launch of BlueFuel and exego means to our business, the Company has issued a guidance letter to outline the assumptions and projected revenues over the next 18 months.  I plan to use this type of communication on a quarterly basis to update the market on progress and conditions that have bearing on our revenue.

PRODUCT DEVELOPMENT PROGRESS

The Company is currently working on the next release of exego.  The application features will significantly enhance the usability and add capabilities for exego users by providing access to more personal resources.  As announced, we have ported exego to the PocketPC platform and have the application running in a test environment with a Scandinavian carrier using the Compaq Ipaq.  We are in discussions with this carrier on how to proceed and anticipate closure prior to the end of second quarter of 2002.

Our latest focus is to port our exego application to the Java TM  2 Platform, Micro Edition (J2ME TM).   We currently have exego running on the J2ME emulator and anticipate having a J2ME commercial offering prior to the end of the second quarter of 2002.

We have signed contracts with Funcaster.com and Iteris Inc. to provide greeting card and map services using exego.  We are in the process of integrating these solutions, and we anticipate that those modules will be available in the early third quarter of 2002.

In addition to our own applications, we have recently completed BlueFuel enhancements to a game developed by our partner, ZIO Interactive.  We have experienced a short delay in debugging an issue uncovered in our testing, but we are confident this will be resolved shortly.  We will then have our second application ready for BREW certification.    I anticipate starting the BREW certification process before the end of the month.   Submitting and certifying a ZIO game will enable commercial deployment per our agreement with ZIO Interactive.

 CELLULAR OPERATOR PROGRESS

We remain on track to achieve the business development goals for carriers during 2002. We expect to have a total of five U.S. carriers deploy exego this year and potentially one international carrier. Further, we are pleased that our strengthening relationship with carriers is leading us to expanded opportunities beyond exego, including content-related and BlueFuel potential projects.

CONTENT PROVIDER PROGRESS

Summus’ business development activities have created several opportunities with major content brands. These prospective business relationships are evolving as follows:

Bundling of Content – We are continuing our pursuit to bundle valuable content into exegowith the purpose of enhancing the value to users and creating complementary revenue streams. In April, we announced our agreement with Funcaster.com to include a greeting card application, utilizing their content, as part of our exego premium services suite. We expect to finalize agreements on several more of these content arrangements in Q2 of 2002.

  Application Development – We continue to negotiate an opportunity to develop custom applications for a worldwide leader in branded media content. Although we still project to complete this agreement by the end of Q2, progress has been slowed while the major content provider works out business model issues with carriers. Our goal remains to develop and deploy applications for at least two major media brands during the second half of 2002.

We have completed negotiations with a major entertainment company to distribute our applications directly to its large customer base.  We have received final approval from its board of directors, and we are awaiting a revenue contract before announcing this relationship.

SAMSUNG

We are awaiting feedback from Samsung regarding an application targeted at the mobile and wireless sector. Samsung has delayed making final decisions pending negotiations with a major media brand. We now anticipate a decision by the end of June, 2002.

GOVERNMENT SECTOR

We have signed a second collaboration agreement with Singapore Engineering Software Pte Ltd (SES).  SES is a division of the Singapore Technologies Engineering Group, a leading technology-based multinational conglomerate headquartered in Singapore.  Under the collaboration agreement, Summus and SES will jointly bid on a contract using our automated target recognition technology for applications with the Singapore Ministry of Defence.  We are in the process of formulating the solution and proposal.  I anticipate award in the middle of the fourth quarter 2002.

CAPITAL RAISING

The Company’s primary financing objective is to secure investment capital from institutional investors while we grow our revenues to sustain operations and achieve profitability.  We have been working closely with several regional boutique institutional investment firms in efforts to secure long-term capital.  Our progress is substantial, and we are evaluating terms of several funding opportunities.  I cannot forecast when these opportunities will close.  The Company will continue to pursue all avenues with regard to securing institutional capital.  Our investment houses have concluded their primary due diligence, and we are moving forward with discussions with potential large investors.

Several inquires have been received regarding our strategy to move to a major exchange.  As many shareholders have pointed out, each exchange has listing requirements that we need to achieve.    Our intent is to move off the OTCBB exchange as quickly as possible.  Our timeframe to make a move will depend on how quickly we can meet the requirements of one of the national exchanges.

OTHER ITEMS

We supplemented our staff in the key areas of business development and marketing communications.    We have added business development personnel to specifically focus on carrier and content partners.  We have also supplemented our marketing communications efforts by having a dedicated resource manage this very important function.  Our efforts have already seen an increase in media relations with commercial news clips from our local NBC affiliate as well as a number of interviews with analysts, newspapers, and magazines.

Please look for further announcements soon.

Sincerely,

Bjorn Jawerth
Chairman and CEO

This shareholder letter contains statements that are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, including but not limited to, the statements regarding the Company's pursuit of new business opportunities within the government sector, the development of technology and efforts to patent the same, the wireless and mobile market for multimedia applications, the status and possible outcomes of discussions with cellular operators, content providers and wireless device manufacturers, our capital raising efforts and other business plans, are not based on historical fact, but rather reflect the Company's current expectations concerning future events. By their nature, these forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be different from those projected in any forward-looking statements. The following important factors, among others, may cause actual results or developments to differ materially from those expressed or implied by the forward-looking statements: (1) a lack of sufficient financial resources to implement the Company's business plan, which has resulted in the Company's receiving a "going concern" opinion from its independent accountant with respect to its audited financial statements as of and for the period ended December 31, 2001; (2) the Company's dependence on the continued growth in demand for wireless Internet usage; (3) the rapid pace of technological developments in the wireless communications industry, particularly with respect to the availability of greater capacity or faster transmission speeds (also known as "broadband" transmission); (4) the degree of market acceptance of the Company as a viable wireless technology provider and of its wireless data services, including wireless e-mail; (5) technological competition, which creates the risk of the Company's technology being rendered obsolete or noncompetitive; (6) the lack of patent protection with respect to the Company's technology; (7) potential infringement of the patent claims of third parties; and (8) the Company's dependence on its key personnel and the risk of the loss of their services. The Company hereby disclaims any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

BlueFuel, Efficiency Engine and MaxxNote are trademarks of Summus, Inc. (USA)  All other company or product names are trademarks and/or registered trademarks of their respective owners.